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                                                        EXHIBIT 3.2

                                     BARNES GROUP INC.

                                          BY-LAWS
                                          -------
                           ARTICLE I:  MEETINGS OF STOCKHOLDERS



             SECTION 1.  Annual Meetings.

                       The annual meeting of the stockholders of the
                  Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at 10:30 A.M. on the first Wednesday in April of each year or on such other date or time as may be designated by the Board of Directors.


             SEC. 2.  Special Meetings.

                       Special meetings of the stockholders may be called at
                  any time by the Chairman, the President or the Board of Directors. (As used in these by-laws, the term "Chairman" means the Chairman of the Company appointed pursuant to
                  Article IV Section 1 unless otherwise specified).


             SEC. 3.  Place of Meetings.

                       All meetings of the stockholders shall be held at such
                  place, within or without the State of Delaware, as may be designated by the Board of Directors and specified in the notice to be given to the stockholders in the manner provided in Section 4 of this Article I.

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             SEC. 4.  Notice of Meetings.

                       Except as otherwise provided by statute, notice of each
                  meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote thereat, not less than ten days before the day on which the meeting is to be held, by delivering a written or printed notice thereof to him personally or by posting such notice in a postage prepaid envelope addressed to him at his last known post-office address. Except as otherwise provided by statute, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the objects thereof and no business other than that specified in such notice and matters germane thereto shall be presented at such meeting, except with the unanimous consent in writing of the holders of all the outstanding shares of the Corporation entitled to vote thereon. Nevertheless, notice of any meeting shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall waive notice of any meeting in person or by attorney thereunto authorized in writing or by telegraph, notice thereof need not be given to him. Notice of any adjourned meeting of stockholders shall not be required to be given.


             SEC. 5.  Quorum.

                       At each meeting of stockholders the holders of record
                  of a majority of the shares outstanding and entitled to vote

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                  at such meeting, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business; provided that any number of stockholders entitled to vote, present in person or repre-sented by proxy at any annual election of directors, though holding less than a majority of the shares out-standing and entitled to vote at such election, may elect the directors. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or repre-sented by proxy, or, if no such stockholder is present or represented, any officer entitled to preside or act as Secretary of such meeting, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.


            SEC. 6.  Voting.

                      The Secretary or other officer who has charge of the
                  stock ledger shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not so


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                  specified, at the place where said meeting is to be held,
                  and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

                       Unless otherwise provided in the Certificate of
                  Incorporation or these By-Laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as provided in Section 5 of Article VII of these By-Laws, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next pre-ceding such election. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held. At all meetings of the stockholders all matters, other than those the manner of deciding which is expressly regulated by statute, by the Certificate of Incorporation, or by these By-Laws, shall be decided by the vote of a majority in interest of the stockholders present in person or repre-sented by proxy and entitled to vote, a quorum being present. The vote for directors shall be by ballot.

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             SEC. 7.

                       Only persons who are nominated in accordance with the
                  following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of pre-ferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 of this Article I and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 7 of this
                  Article I.

                       In addition to any other applicable requirements, for a
                  nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                       To be timely, a stockholder's notice to the Secretary
                  must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the

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                  immediately preceding annual meeting of stockholders;
                  provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stock-holder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                       To be in proper written form, a stockholder's notice to
                  the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director
                  (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned bene-ficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

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                  and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corpora-tion which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stock-holder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solici-tations of proxies for election of directors pursuant to
                  Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                       No person shall be eligible for election as a director
                  of the Corporation unless nominated in accordance with the procedures set forth in this Section 7 of this Article I. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomina-tion was defective and such defective nomination shall be disregarded.

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             SEC. 8.

                       No business may be transacted at an annual meeting of
                  stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 of this Article I and on the record date for the deter-mination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8 of this Article I.

                       In addition to any other applicable requirements, for
                  business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                       To be timely, a stockholder's notice to the Secretary
                  must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty
                  (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date,

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                  notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
                  (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public dis-closure of the date of the annual meeting was made, which-ever first occurs.

                       To be in proper written form, a stockholder's notice to
                  the Secretary must set forth as to each matter such stock-holder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stock-holder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
                  (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                       No business shall be conducted at the annual meeting of
                  stockholders except business brought before the annual meeting in accordance with the procedures set forth in this
                  Section 8 of this Article I, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section

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                  8 of this Article I shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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                              ARTICLE II:  BOARD OF DIRECTORS


             SECTION 1.  General Powers.

                       The property, affairs and business of the Corporation
                  shall be managed by the Board of Directors.


             SEC. 2.  Number, Classification, Term of Office, and
             Qualifications.

                       The number of directors to constitute the whole Board
                  of Directors shall be nine, but such number may from time to time be increased, or diminished to not less than three, by resolution adopted by the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1970, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders after 1970, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting, except that any director elected to a directorship newly created since the last annual meeting shall hold office for the same term as the other directors of the class to which such director has been assigned. When the number

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                  of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by the Board of Directors as to make all classes as nearly equal in number as may be. Each director shall continue in office until his successor shall have been elected and qualified or until his death or until his resignation or removal in the manner hereinafter provided. No director need be a stockholder, nor a resident of the State of Delaware.


             SEC. 3.  Election of Directors.

                       At each meeting of the stockholders for the election of
                  directors, the directors shall be elected by a plurality of the votes given at such election.


             SEC. 4.  Place of Meetings, etc.

                       The directors may hold their meetings and have one or
                  more offices, and keep the books of the Corporation, outside of Delaware, at the office or place of business of the Corporation in the City of Bristol, Connecticut, or at such other places as they may from time to time determine.


             SEC. 5.  Time of Meetings, Notices, etc.

                       There shall be a meeting of the Board of Directors for
                  organization, for the election of officers and for the transaction of such other business as may properly come before the meeting on the date of the annual meeting of stockholders or within thirty days thereafter upon the notice hereinafter provided for a special meeting. The

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                  directors may, however, without notice, hold such meeting in the city where the annual meeting of stockholders is held and immediately following such annual meeting of stock-holders. At the organizational meeting, the Directors shall elect one of the director or Chairman of the Board of Directors. The Chairman of the Board of Directors, or in his/her absence, the Chairman of the Board's Executive Committee, shall preside at all meetings of the Board of Directors. The Chairman of the Board of Directors may be removed as Chairman of the Board of Directors at any time by the Board of Directors. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the time of holding such meetings. Such regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chairman, the President or any three directors. Unless otherwise specified in the notice or waiver of notice thereof, all meetings of the Board of Directors shall be held at the office of the Corporation in Bristol, Connecticut. Notice of each special meeting shall be mailed to each director addressed to him at his residence or usual place of business at least seven days before the day on which the meeting is to be held or shall be sent to him at such place by telegraph, or telephoned or delivered to him personally, not later than three days before the day on which the meeting is to be held, unless the Chairman of the Board of Directors, the Chairman or the President determines that circumstances require that a meeting be held on shorter

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                  notice.  Notice of any meeting need not be given to any
                  director, however, if waived by him in writing or by telegraph. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat.


             SEC. 6.  Quorum and Manner of Acting.

                       A majority of the directors at the time in office (but
                  not less than one-third of the number necessary to constitute the whole Board) at a meeting duly assembled shall be necessary and sufficient to constitute a quorum for the transaction of business, subject, however, to the provisions of Section 9 of this Article II. Except as otherwise provided by law or in these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a Board and the individual directors shall have no power as such.


             SEC. 7.  Resignations.

                       Any director may resign at any time by giving written
                  notice to the Chairman of the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise

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                  specified therein the acceptance of such resignation shall not be necessary to make it effective.


             SEC. 8.  Removal of Directors.

                       Any director may be removed at any time for cause, at a
                  meeting of stockholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Section 8 as one class.


             SEC. 9.  Vacancies and Newly Created Directorships.

                       Any vacancy occurring among the directors by death,
                  resignation, removal or otherwise and any newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or, in the event such directors are unable to act, by the stockholders. Each director elected to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director elected to a newly created directorship shall hold office until the next annual meeting of stockholders.

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                                        ARTICLE III

                           COMMITTEES OF THE BOARD OF DIRECTORS


             SECTION 1.  How Constituted.

                       The Board of Directors, by resolution or resolutions
                  passed by a majority of the whole Board, may appoint an Executive Committee, an Audit Committee and such other committees as the Board of Directors may determine. The Executive Committee and Audit Committee shall consist of three or more directors, and each such other committee shall consist of two or more directors, as determined by the Board of Directors. The Executive Committee shall have the powers set out in Section 2 of this Article III; other committees shall have such powers as the Board of Directors delegates thereto. The Board of Directors may appoint alternate committee members who, at the invitation of the committee chairman, may attend a committee meeting in the place of a regular member who is unable to attend. When attending in the place of regular members, alternate members shall have all the powers of regular members and their presence shall be included in the determination of whether a quorum exists.


             SEC. 2.  Powers of the Executive Committee.

                       During the intervals between the meetings of the Board
                  of Directors, the Executive Committee shall possess and may exercise the powers of the Board of Directors, in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

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             SEC. 3.  Proceedings.

                       Each committee of the Board of Directors may appoint a
                  secretary of such committee, may fix its own rules of procedure and may meet at such place or places and at such time or times as the committee from time to time shall determine. Each such committee shall cause its proceedings to be recorded, and the minutes of committee meetings shall be distributed to the Board of Directors.


             SEC. 4.  Quorum and Manner of Acting.

                       A majority of the number of regular members of any
                  committee of the Board of Directors shall constitute a quorum thereof for the transaction of business and the act of a majority of those present at a meeting thereof at which a quorum shall be present shall be the act of such committee. The members of any such committee shall act only as a committee and the individual members thereof shall have no powers as such.


             SEC. 5.  Removal.

                       Any member of any committee of the Board of Directors,
                  may be removed at any time by a vote of the majority of the directors then in office at any meeting of the Board of Directors at which a quorum is present.


             SEC. 6.  Vacancies.

                       Any vacancy in any committee of the Board of Directors
                  shall be filled in the manner prescribed in these By-Laws for the original appointment of such committee.

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                                        ARTICLE IV

                         OFFICERS, COMMITTEES AND OTHER EXECUTIVES


             SECTION 1.  Number.

                      The officers of the Corporation shall be a President,
                  one or more Vice Presidents, a Secretary and a Treasurer, and such other offices, including a Chairman, as may be determined by the Board of Directors. The Board of Directors may designate a Vice President as Senior Vice President or Executive Vice President. Any two of the offices established by or pursuant to this Section I may be held by the same person.


             SEC. 2.  Election, Term of Office and Qualifications.

                       Each officer shall be chosen by the Board of Directors
                  and shall hold his/her office until his/her successor shall have been duly chosen and qualified or until death or until he/she shall resign or shall have been removed in the manner hereinafter provided.


             SEC. 3. Divisional Executives, Department Heads, Committees and Agents.

                       The Board of Directors or the Executive Committee from
                  time to time may appoint group and divisional executives, department heads, committees and agents (with such designations as may be determined in the resolution appointing them), each of whom shall act for such period, have such powers, and perform such duties as the Board of Directors or the Executive Committee from time to time may

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                  determine; provided, however, that the Board of Directors or the Executive Committee may delegate to any officer or committee the power to appoint, or to provide for the appointment of, divisional executives, department heads, committees or agents authorized by the provisions of this
                  Section 3, who shall have such designations, powers and duties as the person or committee appointing them may determine.


             SEC. 4.  Removal.

                       The Chairman, if any, and the President may be removed
                  either with or without cause by a vote of a majority of the directors then in office at any meeting of the Board of Directors at which a quorum is present. Any other officer may be removed in a like manner or may be removed either with or without cause by the Chairman, or if there is no Chairman, by the President.


             SEC. 5.  Resignations.

                       Any officer may resign at any time by giving written
                  notice to the Board of Directors, the Chairman, the President or the Secretary.


             SEC. 6.  Vacancies.

                       A vacancy in any office because of death, resignation,
                  removal or disqualification or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular election or appointment to such office.

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             SEC. 7.  The Chairman and the President.

                       The Chairman, or if no Chairman is elected by the Board
                  of Directors, the President shall be the chief executive officer of the Corporation and, subject to the instructions of the Board of Directors and the committees of the Board of Directors, he/she shall have general charge of the business, affairs and property of the Corporation and control over its several officers. He/she shall preside at all meetings of the stockholders. The chief executive officer shall see that all orders and resolutions of the Board of Directors and of all committees of the Board of Directors are carried into effect. He/she may sign, with any other officer thereunto authorized, certificates of stock of the Corporation, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds and other instruments authorized by the Board of Directors or the Executive Committee, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Executive Committee to some other officer or agent. From time to time the chief executive officer shall report to the Board of Directors and to the committees of the Board of Directors all matters within his/her knowledge which the interests of the Corporation may require to be brought to their notice. He/she shall do and perform such other duties as from time to time may be assigned by the Board of Directors or any committee of the Board of Directors.

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             SEC. 8.  The President.

                       If a Chairman has been elected by the Board of
                  Directors, the President shall have the powers and duties set forth in this Section 8. The President shall be the chief operating officer and shall have general supervision over the operations of the Corporation and the conduct of its business. In the absence of the Chairman, the President shall preside at all meetings of the stockholders, and shall perform the other duties assigned to the Chairman by Section 7 of this Article IV. The President may sign, with any other officer thereunto authorized, certificates of stock of the Corporation, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds and other instruments authorized by the Board of Directors or the Executive Committee, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Executive Committee to some other officer or agent. He/she shall do and perform such other duties as from time to time may be assigned to him/her by the Board of Directors, any committee of the Board of Directors, or the Chairman.


             SEC. 9.  The Vice Presidents.

                       At the request of the President or in his absence or
                  disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Chairman, or if there is no Chairman, the Chairman of the Board of Directors) shall perform all the duties of the President, and when so acting, he/she shall

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                  have all the powers of, and be subject to all restrictions upon, the President. Any vice President may also sign, with any other officer thereunto authorized, certificates of stock of the Corporation, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds and other instruments authorized by the Board of Directors or the Executive Committee, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Executive Committee to some other officer or agent, and shall perform such other duties as from time to time may be assigned to him/her by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chairman of the Executive Committee or the President.


        SEC. 10.  The Secretary.

                       The Secretary shall be sworn to the faithful discharge
                  of this duties.  He/she shall:

                  (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors and cause the same, together with the minutes of each meeting of any committee of the Board of Directors, to be recorded in books provided for that purpose.

                  (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law.

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

                  (c) Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of the committee with a copy of the resolution.

                  (d) Be custodian of the records of the Corporation, the Board of Directors and the committees thereof, and of the seal of the Corporation and see that the seal is affixed to all stock certificates prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal shall be duly authorized.

                  (e) Sign, with the Chairman, the President or a Vice President, certificates of stock.

                  (f) See that the books, reports, statements, certificates and the other documents and records required by law are properly kept and filed.

                  (g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the Board of Directors, the Executive Committee, the Chairman or the President.


             SEC. 11.  Assistant Secretaries.

                       At the request of the Secretary or in his/her absence
                  or disability, the Assistant Secretary designated by him/her (or in the absence of such designation, the Assistant

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

                  Secretary designated by the Board of Directors or the Executive Committee) shall perform all the duties of the Secretary, and when so acting, he/she shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Executive Committee or the Secretary, and shall be sworn to the faithful discharge of their duties.


             SEC. 12.  The Treasurer.

                       The Treasurer shall have supervision over the funds,
                  securities, receipts and disbursements of the Corporation. He/she shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation, in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with the provisions of Section 3 of Article VI of these By-Laws. He/she shall cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation. The Treasurer shall cause to be taken and preserved proper vouchers for all moneys disbursed. The Treasurer may also sign, with the Chairman, the President or a Vice President, certificates of stock of the Corporation. The Treasurer shall have the right and is hereby empowered from time to time to require from the officers or agents of the Corporation reports or statements giving such information as he/she may desire with respect to any and all financial transactions of the Corporation.


             SEC. 13.  Assistant Treasurers.

                       At the request of the Treasurer or in his/her absence
                  or disability, the Assistant Treasurer designated by him/her (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the Executive Committee) shall perform all the duties of the Treasurer, and when so acting, he shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Executive Committee or the Treasurer.


             SEC. 14.  Surety Bonds.

                       Any officer or agent of the Corporation from whom the
                  Board of Directors or the Executive Committee may at any time think fit to require a bond shall execute to the Corporation the same in such sum and with such surety or sureties as the Board of Directors or the Executive Committee may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation which may come into his hands.

                                         ARTICLE V
                           REIMBURSEMENT AND INDEMNIFICATION OF
                             DIRECTORS, OFFICERS AND EMPLOYEES


             SECTION 1.  Reimbursement.

                       Each director and officer of the Corporation shall be
                  entitled to reimbursement for his reasonable expenses incurred in connection with his attention to the affairs of the Corporation, including attendance at meetings. Each employee of the Corporation other than an officer shall be entitled to such reimbursement for his reasonable expenses incurred in connection with his attention to the affairs of the Corporation as the Board of Directors, the Executive Committee or any person designated by one of them may authorize.


             SEC. 2.  Indemnification.

                  (a) Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he/she, or a person of whom he/she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, employee benefit plan excise taxes or penalties and amounts paid or to be paid in settlement reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his/her heirs, executors and administrators; provided, however, that, except as provided in subdivision (b) of this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this
                       Section 2 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his/her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subdivision (a) or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) If a claim under subdivision (a) of this Section 2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under the Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he/she has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

                  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  (e) To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  (f) The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                  (g) For purposes of this Section 2, the term "Board" shall mean the Board of Directors of the Corporation or, to the extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Corporation may assent to the adoption of this Article V by any subsidiary, whether or not wholly owned.

                  (h) The rights provided by this Section 2 shall not be available with respect to any claim asserted against the director, officer, employee or agent which is based on matters which antedate the adoption of this Section

                       2; any such claim will be governed by the By-Laws in effect prior to April 2, 1987.

                  (i) If any provision of this Section 2 shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

                                        ARTICLE VI

                      CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


             SECTION 1.  Contracts, etc.  How Executed.

                       Except as in these By-Laws otherwise provided, the
                  Board of Directors or the Executive Committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.


             SEC. 2.  Loans.

                       No loans or advances shall be contracted on behalf of
                  the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or the Executive Committee. Any officer or agent of the Corporation thereto authorized by the Board of Directors or the Executive Committee may effect loans and advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances. But no mortgage (other than a purchase money mortgage) upon its property and franchises shall be created by the Corporation unless first there shall have been obtained the consent of the holders of not less than two-thirds of the shares of the capital stock of the Corporation then issued and outstanding, given by vote at a meeting of the stockholders called for the purpose.


             SEC. 3.  Deposits.

                       All funds shall be deposited from time to time to the
                  credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors or the Executive Committee may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors or the Executive Committee.


             SEC. 4.  Checks, Drafts, etc.

                       All notes, drafts, acceptances, checks, endorsements,
                  or other evidences of indebtedness, shall be signed by the Treasurer or an Assistant Treasurer and countersigned by the Chairman or the President, or shall be signed by one or more officers or agents of the Corporation as may from time to time be designated by resolution of the Board of Directors or of the Executive Committee. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made by the Treasurer or Assistant Treasurer, or by any other officer or agent who may be designated by resolution of the Board of Directors or the Executive Committee, without counter-signature, or by hand-stamped impression in the name of the Corporation.

                                        ARTICLE VII

                                SHARES AND THEIR TRANSFER


             SECTION 1.  Certificate of Stock.

                       Every holder of stock in the Corporation shall be
                  entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman, the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him/her in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case of any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue. Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares and the date of issuance thereof.


             SEC. 2.  Transfer of Stock.

                       Transfer of shares of stock of the Corporation shall be
                  made on the books of the Corporation by the holder of record thereof, or by his/her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates representing such shares. The Corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or to any of its transfer agents, such fact shall be expressed in the entry of the transfer.


             SEC. 3.  Lost or Destroyed Certificates.

                       The holder of any shares of the Corporation shall
                  immediately notify the Corporation of any loss or destruction of the certificate therefor. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, but the Board of Directors or Executive Committee may require the owner of the lost or destroyed certificate or his/her legal representatives to give a bond in such sum, not exceeding double the value of the shares, and with such surety or sureties, as it may direct, to indemnify the

                  Corporation and its transfer agents and registrars of transfers, if any, against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.


             SEC. 4.  Regulations.

                       The Board of Directors may make such rules and
                  regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint transfer agents or registrars of transfers, or both, and may require all certificates of stock to bear the signature of either or both.


             SEC. 5.  Closing of Transfer Books and Fixing of Record Date.

                       The Board of Directors shall have power to close the
                  stock transfer books of the Corporation for a period not exceeding seventy days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be enti-tled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                       ARTICLE VIII

                                      CORPORATE SEAL


                       The corporate seal shall be in the form of a circle and
             shall bear the words and figures "Barnes Group Inc., 1925, Delaware," or words and figures of similar import, provided that the form of such seal shall be subject to alteration by the Board of Directors.

                                        ARTICLE IX

                                        FISCAL YEAR


                       The fiscal year of the Corporation shall begin on the
             first day of January and end on the thirty-first day of the following December.

                                         ARTICLE X

                                        AMENDMENTS


                       All By-Laws of the Corporation shall be subject to
             alteration or repeal, and new By-Laws may be made, either (1) by the affirmative vote of the holders of record of a majority of the outstanding shares of the stock of the Corporation entitled to vote given at an annual meeting or at any special meeting, or
             (2) by the affirmative vote of at least a majority of the number of directors necessary to constitute the whole Board.

                                          *  *  *





             11/18/94
             B:\BY-LAWS


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